Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mego Financial Corp. for the registration of 780,984 shares of its common stock and to the incorporation by reference therein of our report dated November 16, 2001, with respect to the consolidated financial statements of Mego Financial Corp. included in its Annual Report on Form 10-K for the year ended August 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst  &  Young  LLP

Miami,  Florida
May 7,  2002













                              Exhibit 23.1 - Page 1